Exhibit 99.1

NEWS Contact: Chris Arnold 303.222.5912 carnold@chipotle.com

CHIPOTLE FOUNDER STEVE ELLS RETURNS TO SOLE CEO ROLE; OUTLINES PLANS FOR COMPANY’S FUTURE

Ells Pledges Renewed Focus on Enhanced Guest Experience, Innovation and an Expanded Commitment to Making Better Food Accessible to More People

Investor Call Scheduled for 5:00 PM Eastern Time Today

DENVER, December 12, 2016 – Chipotle Mexican Grill (NYSE: CMG) announced that its Board of Directors has named company Founder Steve Ells the company’s sole Chief Executive Officer. Ells will also remain Chairman of Chipotle’s board. Monty Moran has stepped down from the co-CEO role and from his board seat effective immediately, and will retire from Chipotle in 2017.

“Steve founded Chipotle more than 23 years ago with a powerful vision to use great ingredients prepared skillfully by hand, but served very fast,” said Neil Flanzraich, Lead Director of Chipotle’s board. “This approach has proven to be a very successful formula, but as the company grew, operations became more complicated and less consistent. Given the ongoing challenges facing the company, the board felt strongly that it was best for Steve to resume leadership of the company going forward. This will ensure that his high standards for the guest experience and his unyielding commitment to the company’s mission are top priorities.”

Ells, a classically trained chef, started Chipotle in 1993 with a small loan from his father. Chipotle has since grown into one of the nation’s largest restaurant companies, with more than 2,200 locations in five countries. Ells served as Chairman and CEO from 1993 until 2009 when he became co-CEO, a title he shared with Moran. The company went public in 2006. As Chairman and CEO, Ells will directly oversee restaurant operations, strategic initiatives, and innovation projects at the company.

“Chipotle is based on a very simple idea: We start with great ingredients, prepare them using classic cooking techniques, and serve them in a way that allows people to get exactly what they want,” said Ells. “Even though it’s a simple idea, operations have become over-complicated. I’m very much looking forward to relentlessly focusing on ensuring an excellent guest experience, removing unnecessary complexity from our operations, championing innovation, and pursuing our mission of making better food accessible to more people.”

Ells also indicated that he will pursue employee incentives that are more closely tied to the guest experience. Chipotle now pays its starting employees above the federal minimum wage and provides benefits including paid vacation time, paid sick leave, and tuition reimbursement to all employees. The company also provides stock to its General Managers upon achieving Restaurateur status. The Restaurateur program, which recognizes the company’s elite restaurant managers and provides a pipeline for its future leaders, is a cornerstone of Chipotle’s field operations. In recent years, however, achieving Restaurateur status has become increasingly complex and Ells is committed to re-envisioning the program by placing an emphasis on the guest experience and making the path to Restaurateur more intuitive and accessible to more General Managers.

“It’s incredibly important to me that we create an excellent dining experience in all of our restaurants. That starts with having great restaurant teams. To that end, I will evolve our Restaurateur program to ensure that even more of our best employees succeed and thrive at the company,” Ells said. “While our plans will take some time to implement, we will act with a sense of urgency toward all of the changes we are pursuing.”

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NEWS

Contact: Chris Arnold

303.222.5912

carnold@chipotle.com

ELLS RETURNS AS SOLE CEO/p.2

Ells also recommitted to the company’s quest to serve better ingredients, announcing a reimagined company mission. The new company mission to “Ensure that better food, prepared from real, unprocessed ingredients is accessible to everyone” is the next step in the evolution of Chipotle’s mission-driven business. Chipotle’s previous mission was to “Change the way people think about and eat fast food.”

“When I started Chipotle, I knew very little about the way food was raised,” Ells said. “But over the years, I’ve become a champion for ingredients that are raised with respect for people, animals, and the environment. I will also continue to advocate for food made simply, without processed ingredients, which is the kind of food I believe should be available to everyone. I’m incredibly proud of the team at Chipotle and I’m thankful to them for helping us realize our mission of bringing better food to more and more people.”

“I’d also like to thank Monty for his extraordinary contributions to Chipotle over the years. Monty inspired us with his vision for an enlightened people culture, and I wish him the best as he retires from the company,” Ells said.

Chipotle will hold a call for investors at 5:00 PM Eastern time today during which management will discuss these changes. Please note that the company will not be providing an update to Q3 financials during this call. The conference call can be accessed live by dialing 800-239-9838 or for international callers by dialing 1-913-661-9178. The call will be webcast live from the company’s website at chipotle.com under the investor relations section. An archived webcast will be available approximately one hour after the end of the call.

ABOUT CHIPOTLE

Steve Ells, Founder, Chairman and CEO, started Chipotle with the idea that food served fast did not have to be a typical fast food experience. Today, Chipotle continues to offer a focused menu of burritos, tacos, burrito bowls, and salads made from fresh, high-quality raw ingredients, prepared using classic cooking methods and served in an interactive style allowing people to get exactly what they want. Chipotle seeks out extraordinary ingredients that are not only fresh, but that are raised responsibly, with respect for the animals, land, and people who produce them. Chipotle prepares its food using whole, unprocessed ingredients and without the use of added colors, flavors or other additives typically found in fast food. Chipotle opened with a single restaurant in Denver in 1993 and now operates more than 2,200 restaurants. For more information, visit Chipotle.com.

FORWARD LOOKING STATEMENTS

Certain statements in this press release, including statements about company leadership and the quality of the guest experience in Chipotle restaurants, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We use words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in consumers’ acceptance of and enthusiasm for our brand, including as a result of food-borne illness incidents, the impact of competition, including from sources outside the restaurant industry, decreased overall consumer spending, or our possible inability to increase menu prices or realize the benefits of menu price increases; the risk of food-borne illnesses and other health concerns about our food or dining out generally; factors that could affect our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified employees; the performance of new

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NEWS

Contact: Chris Arnold

303.222.5912

carnold@chipotle.com

ELLS RETURNS AS SOLE CEO/p.3

restaurants and their impact on existing restaurant sales; increases in the cost of food ingredients and other key supplies or higher food costs due to new supply chain protocols; the potential for increased labor costs or difficulty retaining qualified employees, including as a result of market pressures, enhanced food safety procedures in our restaurants, or new regulatory requirements; risks relating to our expansion into new markets; the impact of federal, state or local government regulations relating to our employees, our restaurant design, or the sale of food or alcoholic beverages; risks associated with our Food With Integrity strategy, including supply shortages and potential liabilities from advertising claims and other marketing activities related to Food With Integrity; security risks associated with the acceptance of electronic payment cards or electronic storage and processing of confidential customer or employee information; risks relating to litigation, including possible governmental actions related to food-borne illness incidents, as well as class action litigation regarding employment laws, advertising claims or other matters; risks relating to our insurance coverage and self-insurance; risks arising from senior management changes, including our return to having a single CEO, as well as our dependence on key personnel; risks related to our marketing and advertising strategies, including risks related to our Chiptopia rewards program and other promotional activities; risks regarding our ability to protect our brand and reputation; risks associated with our ability to effectively manage our growth; and other risk factors described from time to time in our SEC reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

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